JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II

                  INSTRUMENT FIXING THE NUMBER OF TRUSTEES AND
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                      APPOINTING INDIVIDUAL TO FILL VACANCY
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     The  undersigned,  constituting  a majority of the Trustees of John Hancock
     Patriot Premium Dividend Fund II, a Massachusetts business trust (the '"Trust"), acting pursuant to Section 2.12 of the Amended and Restated Declaration of Trust dated December 12, 1989, as amended from time to time (the "Declaration of Trust"), do hereby:

     (a)  fix the number of Trustees at fourteen (14);

     (b) appoint Maureen R. Ford to fill the vacancy thereby created, such appointment to become effective upon Ms. Ford accepting in writing such appointment and agreeing to be bound by the terms of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 7th day of December, 1999.

________________________                             /s/ Charles L. Ladner
Edward J. Boudreau, Jr.                              --------------------------
                                                     Charles L. Ladner

________________________                             /s/ Leo E. Linbeck, Jr.
Stephen L. Brown                                     --------------------------
                                                     Leo E. Linbeck, Jr.

/s/ James F. Carlin                                  /s/ Steven R. Pruchansky
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James F. Carlin                                      Steven R. Pruchansky


/s/ William H. Cunningham                            /s/ Richard S. Scipione
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William H. Cunningham                                Richard S. Scipione


/s/ Ronald R. Dion                                   /s/ Norman H. Smith
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Ronald R. Dion                                       Norman H. Smith

/s/ Harold R. Hiser, Jr.                             /s/ John P. Toolan
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Harold R. Hiser, Jr.                                 John P. Toolan

/s/ Anne C. Hodsdon
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Anne C. Hodsdon